EXHIBIT 10.126

                              EMPLOYMENT AGREEMENT

1. PARTIES. The parties to this Employment Agreement (the "Agreement") effective as of September 1, 2003 are as follows:

         a.       Barry Aved ("Executive"); and

         b. Tarrant Apparel Group dba Fashion Resource (including any successors, the "Company").

2. EMPLOYMENT AND DUTIES. Executive shall report directly to the Board of Directors (the "Board") and Executive shall perform such executive duties and functions as shall be specified from time to time by the Board consistent with Executive's position as President of a corporation. Executive hereby accepts such employment and agrees to perform the services contemplated herein faithfully, diligently, to the best of Executive's ability and in the best interests of the Company. Executive shall devote substantially all his business time and efforts to the rendition of such services. Executive's principal place of employment and the Company's principal place of business will be in Los Angeles, California.

3. TERM OF AGREEMENT. The term of this Agreement shall commence on the date set forth above and, subject to the provisions of Section 5, shall continue for one year from that date (the "Term"). The Term hereof shall renew automatically thereafter for subsequent one (1) year terms unless written notice of termination is given by either party to the other not less than sixty (60) days before the end of the initial Term or any subsequent one year renewal term.

4. COMPENSATION AND OTHER BENEFITS. The Company shall provide the following compensation and other benefits to Executive during the Term as compensation for the performance by Executive of his obligations under this Agreement.

         a. BASE SALARY. The Company shall pay to Executive an annual base salary (the "Base Salary") at the rate of $400,000 per annum subject to increase in the Company's sole discretion, payable over the course of each calendar year in equal installments every two weeks.

         b. ANNUAL BONUS. In addition to the Base Salary, Executive may receive an additional bonus payable in a lump sum subject to the discretion of the Board.


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         c.       STOCK  OPTION.  The Company  shall grant  Executive  option to purchase 500,000 shares of the Company's Common Stock with a vesting of 125,000 shares each year over a period of four (4) calendar years. The grant price will be the closing price of the day the Board ratifies this Employment Agreement.


         d. EMPLOYEE BENEFIT PLANS. During the Term Executive shall be entitled to participate in such pension, welfare, medical and life insurance plans and programs as are maintained by the Company from time to time for the general benefit of its executive employees (with respect to each of the foregoing, a "Plan" and collectively, the "Plans").

5. TERMINATION OF EMPLOYMENT. Subject to the provisions of this Section 5, the Company shall have the right to terminate Executive's employment prior to the expiration of the Term.

         a.       TERMINATION FOR CAUSE.

                  i. ENTITLEMENT UPON TERMINATION FOR CAUSE. In the event Executive's employment is terminated for "Cause" as defined in subsection 5(a)(ii). Executive shall be entitled to receive (i) payment of the pro rata portion of Executive's then current Base Salary through and including the date of termination, plus a pro rata portion of Executive's Annual Bonus for the current year and (ii) payment for all accrued and unused vacation time existing as of the date of termination as reflected in the Company's personnel records, payment of which will be made at a rate calculated in accordance with Executive's then current Base Salary. Executive shall not be eligible to receive Base Salary, Annual Bonus, or to participate in any plans or to receive any fringe benefits with respect to future periods after the date of such termination, except for the right to receive benefits under any Plan in which Executive participates in accordance with the terms of such Plan, provided nothing in this subsection shall require the Company to make any contribution or payment to any such Plan after termination of Executive's employment.

                  ii. CAUSE DEFINED: For the purposes of this Agreement, "Cause" shall mean:

                           (1) Executive's continual and material failure or refusal (whether intentional, reckless or negligent) to perform his duties under this Agreement;


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                           (2)      A  material   breach  by  Executive  of  his
                                    fiduciary duties to the Company resulting in financial damage to the Company; or

                           (3) Executive's indictment of a crime constituting a felony or the commission of any acts which involve dishonesty or moral turpitude and which impact adversely upon the reputation or business of the Company.

                  iii. TERMINATION DATE: NOTICE. If acts giving rise to the Company's right to terminate under subsection 5(a) exists, Company shall provide specific details of such acts in a written notice of termination delivered by Company to Executive. Executive shall have a reasonable period of time (not more than 10 days) to cure such acts if they are curable. If Executive fails to cure within such period, or if the acts themselves are not curable, Executive shall be terminated effective the date written notice of failure to cure is given by Company to Executive, or, in the event the acts are inherently not curable, Executive shall be terminated at the end of the ten day period.

         b. DEATH. If Executive dies prior to the expiration of the Term, his beneficiary or estate shall be entitled to receive such amount of the then current Base Salary, Annual Bonus and other compensation and disbursement of benefits as would have been payable to Executive under a termination for cause under subsection 5(a) as of the date of death. Executive's beneficiary or estate shall also be entitled to receive such amounts, if any, as are payable to Executive under any applicable insurance policies.

         c. DISABILITY. Company shall maintain on behalf of Executive a policy of disability insurance providing benefits to the Executive in the event Executive becomes Permanently Disabled as defined below. Benefits under such disability policy may be offset by any disability payments to which Executive is entitled in accordance with any government programs or other disability insurance maintained by the Company for its employees other than the disability insurance purchased on behalf of Executive. If Executive becomes Permanently Disabled (as defined below) prior to the expiration of the Term, this Agreement shall be terminated as of the date of such disability. In the event of such termination, Executive shall be entitled to receive such amounts of Base Salary, Annual Bonus and other compensation and disbursement of benefits as would have been payable to Executive under a termination for Cause under subsection 5(a) as of the date on which Executive became


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                  Permanently Disabled as defined below. Executive shall also be entitled to receive such amounts, if any, as are payable to Executive under any applicable insurance policies. For the purposes of this subsection, "Permanently Disabled" shall mean the incapacity of Executive due to illness, accident, or other incapacity to perform his duties for a period of ninety consecutive days as determined by the Board.

         d. TERMINATION WITHOUT CAUSE. If Executive is terminated by the Company without Cause as Cause is defined at 5(a)(2) hereof, the Company shall continue to pay the compensation and bonuses provided for in Section 4 at the rate then being paid to Executive through the end of the Term. Executives participation in various benefit programs sponsored by the Company shall depend upon the specific terms of those programs.

         e. TERMINATION OF RELATIONSHIP. In the event of the termination of the employment relationship between the Company and Executive, Executive shall be deemed to have resigned any and all positions then held by Executive including, without limitation, officerships, directorships or governing body membership in subsidiary corporations of the Company, if any.

6. TRADE SECRETS. The Executive shall not, without the prior written consent of the Company's Board of Directors in each instance, disclose or use in any way, either during his employment by the Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of the Company acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets"), including, without limitation, any confidential information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, purchasing, accounting marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and all other information which is related to any product, service or business of the Company, other than information which is generally known in the industry in which the Company transacts business or is acquired from public sources or was known to the Executive prior to the date hereof; all of which Trade Secrets are the exclusive and valuable property of the Company.

7. BOOKS AND RECORDS. All files, accounts, records, documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items and intellectual property related to the


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         Company,  other than a merely personal item, whether of a public nature or not, and whether prepared by the Executive or not and are shall remain the exclusive property of the Company and shall not be removed from premises of the Company, except as required in the course of employment the Company, without the prior written consent of the Company's Board of Directors in each instance, and the same shall be promptly returned to the Company by the Executive on the expiration or termination of his employment by the Company or at any time prior thereto upon the request of the Company.

8. SOLICITATION OF EXECUTIVE. During his employment by the Company and for one year thereafter (such period not to include any period violation hereof by the Executive or period which is required for litigation to enforce this paragraph and during which the Executive is in violation hereof), the Executive shall not, directly or indirectly, either for his own benefit purposes or the benefit of purposes of any other person employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any Executive or independent contractor of the Company (or any person whose employment or status as an independent contractor has terminated within the twelve months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of the Company.

9. INJUNCTIVE RELIEF. The Executive hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of Sections 6, 7 and 8, and accordingly, that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity cot proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provisions with respect to injunctive relief shall not, however, diminish the Company's rights to claim and recover damages.

10. CONSENT TO JURISDICTION. Each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocable (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that is not subject to the jurisdiction of any such court, any objection that is may now or hereafter have to the establishment of the venue of any suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be


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         conclusive  and  binding  upon such  party and may be  enforced  in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 15. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

11. ARBITRATION. Any controversy arising out of or relating to this agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least 30 days prior written notice of its intent to do so.

12. ASSIGNMENT. This Agreement shall inure to the benefit of the Company's successors, assigns, grantees and its associated, affiliated, subsidiary and parent companies as may now or hereafter exist. This Agreement shall be binding on Executive, his heirs, executives or administrators, and legal representatives but shall not be assignable by Executive and the obligations of Executive may not be delegated.

13. INDEMNIFICATION OF EXECUTIVE. The Company shall indemnify Executive for all necessary expenditures or losses incurred by Executive in direct consequence of the discharge of his duties on behalf of Company. Company shall maintain directors and officers liability coverage insuring Executive for any loss caused by his wrongful acts or omissions as such may be defined in the said policy.

14. SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provision or portions of this Agreement shall remain in full force and effect.

15. NOTICES. Any notice, request, demand, or other communication required or permitted to be given under this Agreement shall be sufficient if in writing and


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         delivered  personally  or sent by certified or  registered  mail to the
         Company at its principal executive offices and to Executive at his residence as shown on the records of the Company.

16. AMENDMENT WAIVER. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both Executive and the Company. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

17. APPLICABLE LAW. This Agreement, Executive's employment relationship with the Company, and any and all matters or claims arising out of or related to this Agreement or Executive's employment relationship with the Company, shall be governed by, and construed in accordance with, the laws of the State of California regardless of the choice of laws provisions of California or any other jurisdiction.

18. SUPERSEDES PREVIOUS AGREEMENTS. This Agreement constitutes the entire agreement and understanding between the parties to this Agreement and supersedes all prior and contemporaneous negotiations and understandings between the parties whether oral or written, expressed or implied.

19. COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20. HEADINGS. The headings of sections and subsections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

21. ATTORNEY'S FEES. In the event of any dispute or controversy arising out of this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable costs, including court arbitration costs and attorneys' fees and costs.

22. LEGAL ADVICE. The parties to this Agreement represent that each has received prior independent legal advice from legal counsel of such party's choice with respect to the advisability of executing this Agreement. Each party and each party's attorney have reviewed this Agreement at length and have made any desired changes to its form and substance.


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         IN  WITNESS  WHEREOF,  the  Company  has  caused  its  duly  authorized representative to execute, and Executive has executed, this Agreement as of the date first above written.

                                       TARRANT APPAREL GROUP


                                       By:      /S/ TODD KAY
                                          --------------------------------
                                                Todd Kay
                                                Vice Chairman

                                       Date:    9/18/03
                                            ------------------------------




                                       By:      /S/ BARRY AVED
                                          --------------------------------
                                                Barry Aved


                                       Date:    9/18/03
                                            ------------------------------


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